UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 11, 2016

Date of Report (Date of Earliest Event Reported)

Commission File No. 0-29935

CROWN EQUITY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

11226 Pentland Downs, Las Vegas, NV 89141

(Address of principal executive offices)(Zip code)

Company's telephone number, including area code: (702) 448-1543

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

LAS VEGAS, NV / January 11, 2016 / Crown Equity Holdings Inc. (CRWE) today announced the resignation of John Scrudato as its Chief Financial Officer and Board member for personal reasons. The company also announced that it has appointed Rudy Chacon as its new CFO and Director, as well as electing Vinoth Sambandam as the company's Chief Technology Officer.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated January 11, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN EQUITY HOLDINGS INC.

Dated: January 11, 2016	By:	/s/ Mike Zaman
Mike Zaman
CEO